Exhibit 99.1

Fathom Holdings Inc. Reports 39% Year-Over-Year Revenue Growth
for 2020 Second Quarter

CARY, N.C., August 18, 2020 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced financial results for the 2020 second quarter and year-to-date period ended June 30, 2020.

Second Quarter Financial Results

Revenue for the 2020 second quarter increased 39% to $38.7 million, from $27.8 million for the prior-year period. During the quarter, despite the emergence of the COVID-19 pandemic, Fathom completed 5,848 real estate transactions, an increase of 31% from 4,461 transactions during the same period last year. Average revenue per transaction increased 6% to $6,615 from $6,230 for last year’s second quarter. Fathom’s real estate agent network grew to 4,554 agents as of June 30, 2020, up 39% from 3,275 a year ago.

GAAP net income for the 2020 second quarter rose to $161,000, or $0.02 per diluted share, compared with a net loss of $1.0 million, or a loss of $0.11 per share, for the second quarter of last year. Adjusted EBITDA, a non-GAAP measure, totaled approximately $329,000 for the 2020 second quarter, versus an adjusted EBITDA loss of approximately $361,000 in the same period last year. Fathom is providing adjusted EBITDA, a non-GAAP financial measure, because it provides additional information for monitoring the Company’s performance. A table providing a reconciliation of adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of this non-GAAP measure, is included in the tables at the end of this press release.

“With 39% revenue growth, Fathom posted the highest revenue increase among all publicly traded residential real estate brokerages this quarter. Even more impressive, that growth occurred before our IPO, and during an unforeseen pandemic. Our results reflect Fathom’s steadfast commitment to serving our agents and our communities, with revenue growth being driven by an expanding agent network, a focus on increasing agent productivity, improving market conditions, and continued rising home prices, despite the pandemic,” said Fathom CEO Joshua Harley. “While many companies were scrambling to shift their businesses to operate virtually due to COVID-19, we’ve been fortunate because we were already operating virtually. I have confidence in knowing that Fathom was built to withstand a black swan event like this.

“Fathom is a different kind of residential real estate brokerage, and as a virtual company built on our proprietary technology platform, was founded to be a market disrupter. Our ability to provide agents with a better commission structure helps them generate higher income and gives them the ability to invest in growing their businesses, while helping Fathom deliver increasing value to our stakeholders.”

First Half Financial Results

Total revenue for the first half of 2020 increased 47% to $67.5 million, from $45.9 million for the corresponding period of 2019. GAAP net income for the first six months of 2020 was $118,000, or $0.01 per diluted share, compared with a net loss of $2.5 million, or a loss of $0.26 per share, for the first six months of 2019. Adjusted EBITDA totaled $465,000, versus an adjusted EBITDA loss of $883,000 in the year-ago period.

The Company had cash and cash equivalents of $1.5 million at June 30, 2020, up from $579,000 at December 31, 2019. On August 4, 2020, Fathom completed an initial public offering of its common stock, which resulted in the issuance and sale of approximately 3.4 million shares at a public offering price of $10.00 per share, providing net proceeds to the Company of $31.3 million.

“Significant growth was generated in all of our key financial and operational metrics, and our recently completed IPO improved the Company’s balance sheet, providing us with the resources to drive future, sustainable growth,” added Fathom President and CFO Marco Fregenal. “With a strong residential real estate market and a proven, scalable business model, we are excited to continue our mission of transforming the real estate industry.”

Fiscal 2020 Second Quarter Financial Results Conference Call

Date:	Tuesday, August 18, 2020

Time:	2 p.m. PDT/5 p.m. EDT

Phone:	877-270-2148 (domestic); 412-902-6510 (international)

Replay:	Accessible through August 25, 2020; 877-344-7529 (domestic);
412-317-0088 (international); replay access code 10147253

Webcast:	Accessible at www.FathomRealty.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called IntelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best in class operational efficiencies. For more information visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, adding new capabilities and the ability to reduce costs and drive sustainable growth. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with the COVID pandemic; competition; management of growth; the costs and distractions of operating as a public company; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC, copies of which are available on the SEC’s website at www.sec.gov, along with other Company filings made with the SEC made from time to time. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Revenue	$38,688,744	$27,792,313	$67,527,575	$45,927,039
Cost of revenue	36,356,779	26,026,425	63,044,034	42,879,197

Gross profit	2,331,965	1,765,888	4,483,541	3,047,842

General and administrative	2,009,277	2,743,398	3,939,353	5,405,443
Marketing	138,231	46,187	368,664	103,949
Total operating expenses	2,147,508	2,789,585	4,308,017	5,509,392

Income (loss) from operations	184,457	(1,023,697)	175,524	(2,461,550)

Other expense (income), net
Interest expense, net	32,659	27,061	65,497	54,431
Other income, net	(10,000)	-	(10,000)	-
Other expense (income), net	22,659	27,061	55,497	54,431

Income (loss) from operations before income taxes	161,798	(1,050,758)	120,027	(2,515,981)
Income tax (expense) benefit	(1,000)	12,000	(2,000)	7,980
Net income (loss)	$160,798	$(1,038,758)	$118,027	$(2,508,001)

Net income (loss) per share
Basic	$0.02	$(0.11)	$0.01	$(0.26)
Diluted	$0.02	$(0.11)	$0.01	$(0.26)

Weighted average common shares outstanding
Basic	9,996,775	9,779,753	9,996,939	9,745,574
Diluted	10,030,025	9,779,753	10,016,269	9,745,574

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,490,278	$579,416
Accounts receivable	1,203,947	304,769
Agent annual fees receivable, net of allowance for doubtful accounts of $449,076 and $349,420	769,899	356,131
Due from affiliates	1,476	2,561
Prepaid and other current assets	398,010	411,202
Total current assets	3,863,610	1,654,079
Property and equipment, net	99,391	105,972
Capitalized software, net	644,421	464,842
Lease right of use assets	213,501	265,140
Total assets	$4,820,923	$2,490,033

LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$4,346,927	$2,806,228
Due to affiliates	23,087	23,658
Loan payable - current portion	17,244	17,095
Notes payable - current portion	135,349	-
Lease liability - current portion	63,767	89,566
Total current liabilities	4,586,374	2,936,547
Loan payable, net of current portion	26,433	35,093
Notes payable, net of current portion	818,232	500,000
Lease liability, net of current portion	152,814	177,578
Total liabilities	5,583,853	3,649,218

Commitments and contingencies

Stockholders' Deficit
Common stock, $0.00 par value, 100,000,000 authorized and 10,210,571 and 10,211,658 issued and outstanding as of June 30, 2020 and December 31, 2019	-	-
Treasury Stock, at cost, 5,683 and 0 shares as of June 30, 2020 and December 31, 2019	(30,000)	-
Additional paid-in capital	5,296,610	4,988,382
Accumulated deficit	(6,029,540)	(6,147,567)
Total stockholders' deficit	(762,930)	(1,159,185)
Total liabilities and stockholders' equity	$4,820,923	$2,490,033

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$118,027	$(2,508,001)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	63,771	23,633
Bad debt expense	99,656	81,694
Share based compensation	225,214	1,555,124
Change in operating assets and liabilities:
Accounts receivable	(899,178)	784,693
Agent annual fees receivable	(513,424)	(388,122)
Due from affiliates	1,085	188,621
Prepaid and other assets	13,192	10,641
Accounts payable and accrued liabilities	1,540,699	(198,592)
Operating lease right of use assets	51,639	42,674
Operating lease liabilities	(50,563)	(41,735)
Due to affiliates	(571)	1
Net cash provided by (used in) operating activities	649,547	(449,369)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,369)	(11,137)
Purchase of capitalized software	(227,400)	(136,600)
Net cash used in investing activities	(236,769)	(147,737)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on loan payable	(8,511)	(8,364)
Proceeds from issuance of common stock	83,014	576,000
Purchase of treasury stock	(30,000)	-
Proceeds from note payable	453,581	-
Net cash provided by financing activities	498,084	567,636

Net increase (decrease) in cash and cash equivalents	910,862	(29,470)
Cash and cash equivalents at beginning of period	579,416	1,008,538
Cash and cash equivalents at end of period	$1,490,278	$979,068

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$65,560	$54,500
Income taxes paid	$2,261	$12,505
Right of use assets obtained in exchange for lease liabilities	$-	$261,814

FATHOM HOLDINGS INC.

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net income (loss)	$160,798	$(1,038,758)	$118,027	$(2,508,001)
Other expense (net)	22,659	27,061	55,497	54,431
Income tax expense (benefit)	1,000	(12,000)	2,000	(7,980)
Depreciation & amortization	44,496	17,611	63,771	23,633
Restricted stock award compensation expense	97,862	633,217	201,020	1,543,309
Stock option compensation expense	2,631	11,815	24,194	11,815
Adjusted EBITDA	$329,446	$(361,054)	$464,509	$(882,793)

Note about Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate its core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines Adjusted EBITDA as net income (loss), excluding other expense, net, income tax expense (benefit), depreciation and amortization, and share-based compensation expense, including restricted stock and stock options.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses excluded in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations.

Adjusted EBITDA is being presented to assist investors in seeing the Company’s financial performance through the eyes of management, and because it believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared with net income (loss), the closest comparable GAAP measure, including:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the Company’s business and an important part of its compensation strategy; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.